                                                                   EXHIBIT 4.22



                                 [Face of Note]

CUSIP NO. _________________      CONSECO, INC.      PRINCIPAL AMOUNT: $ _______

REGISTERED NO. FL ___       SENIOR MEDIUM-TERM NOTE, SERIES A


                 If this Note is a Book-Entry Note, the registered owner of this Note (as indicated below) is The Depository Trust Company (the "Depositary") or a nominee of the Depositary, and the following legend is applicable: Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                 The following summary of terms is subject to the information set forth on the reverse hereof:

INTEREST                                                          OPTIONAL REDEMPTION:      [ ] YES [ ] NO
 CALCULATION:     [ ] REGULAR FLOATING RATE NOTE
                  [ ] FLOATING RATE/FIXED RATE NOTE
                         FIXED RATE COMMENCEMENT DATE:
                         FIXED INTEREST RATE:
                 [ ] INVERSE FLOATING RATE
                         FIXED INTEREST RATE:
                 [ ] OTHER FLOATING RATE NOTE (see attached)


ORIGINAL ISSUE DATE:                                              INITIAL REDEMPTION DATE:

STATED MATURITY:                                                  INITIAL REDEMPTION PERCENTAGE:

                                                                  ANNUAL PERCENTAGE
                                                                  REDEMPTION REDUCTION:

                                                                  REDEMPTION PRICE:  The Initial Redemption Percentage,
                                                                  as adjusted downward by the Annual Percentage Redemption
AUTHORIZED DENOMINATIONS                                          Reduction on each anniversary of the Initial Redemption
  (If other than $1,000 and integral                              Date (until the adjusted percentage is 100%), multiplied by the
  multiples thereof):                                             unpaid Principal Amount of the Note or the portion thereof to be redeemed.


FORM:                             [ ] BOOK-ENTRY                  OPTION TO ELECT REPAYMENT:        [ ] YES [ ] NO
                                  [ ] CERTIFICATED

PAYING AGENT (If other than the Senior Trustee):                  OPTIONAL REPAYMENT DATE[S]:

INTEREST CALCULATION:

INTEREST RATE BASIS:                                              OPTIONAL REPAYMENT PRICE[S]:
INDEX MATURITY:

REGULAR RECORD DATES:                                             DAY COUNT CONVENTION:

INTEREST PAYMENT DATES:
INITIAL INTEREST RATE:                                             SPECIFIED CURRENCY:

MAXIMUM INTEREST RATE:

MINIMUM INTEREST RATE:
SPREAD:

SPREAD MULTIPLIER:                                                OTHER PROVISIONS:
INTEREST RESET PERIOD:

INTEREST RESET DATES:                                             ANNEX ATTACHED (and incorporated
                                                                  by reference herein):             [ ] YES [ ] NO

INTEREST DETERMINATION DATES:


SINKING FUND:                     [ ] YES [ ] NO

CALCULATION AGENT:

EXCHANGE RATE AGENT:

ORIGINAL ISSUE DISCOUNT:          [ ] YES [ ] NO

AMORTIZING NOTE:                  [ ] YES [ ] NO

DEPOSITARY:

                 If this Note was issued with "original issue discount" for purposes of Section 1273 of the Internal Revenue Code of 1986, as amended, the following shall be completed:

ORIGINAL ISSUE DISCOUNT NOTE:        [ ]  Yes   [ ]  No                      ISSUE PRICE (expressed
                                                                             as a percentage of aggregate principal amount):

YIELD TO MATURITY:                                                           INITIAL PERIOD:


                 CONSECO, INC., a corporation duly organized and existing under the laws of Indiana (herein called the "Company," which term includes any successor corporation under the Senior Indenture referred to on the reverse hereof), for value received, hereby promises to pay to __________________________________________________ or registered assigns, the principal sum specified above on the Stated Maturity Date shown above, and to pay interest thereon from and including the Original Issue Date shown above or from and including the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, as the case may be.

                 Interest will be paid on the Interest Payment Date or Dates specified above, at the rate per annum determined in accordance with the provisions on the reverse hereof, depending on the Interest Rate Basis, the Spread, if any, and/or the Spread Multiplier, if any, specified above, commencing with the first such Interest Payment Date next succeeding the Original Issue Date shown above (except as provided below) until the principal hereof is paid or duly made available for payment. Interest payments will be made in an amount equal to the amount accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment) to but excluding the applicable Interest Payment Date or the Stated Maturity Date or such prior date on which the principal hereof becomes due and payable (the "Maturity Date"), as the case may be. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Senior Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date specified above next preceding such Interest Payment Date. The first payment of interest on any Note originally issued between a Regular Record Date and the next Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the Holder on such next succeeding Regular Record Date. Except as otherwise provided in the Senior Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date by virtue of their having been such Holder and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Senior Trustee, notice whereof is to be given to Holders of Notes not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Senior Indenture.

                 Unless otherwise specified above, the Company will make payments of principal of, and premium, if any, and interest, if any, on this
Note in the Specified Currency specified above. Any such amounts payable by the Company in the Specified Currency will be converted by the Exchange Rate Agent specified above into United States dollars for payments to Holders unless otherwise specified above or the Holder of this Note elects, in the manner hereinafter described, to receive such amounts in the Specified Currency.

                 If the Specified Currency is other than United States dollars, any United States dollar amount to be received by the Holder of this Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on such payment date in the aggregate amount of such Specified Currency payable to all Holders of Notes, the Specified Currency for which is other than United States Dollars, scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holder of this Note by deductions from such payments. If three such bid quotations are not available, payments will be made in the Specified Currency.

                 If the Specified Currency is other than United States dollars, the Holder of this Note may elect to receive all or a specified portion of any payment of principal, premium, if any, and /or interest, if any, in the Specified Currency, instead of in United States dollars, by submitting a written request for such payment to the Senior Trustee at its corporate trust office in The City of New York on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. The Holder of this Note may elect to receive all or a specified portion of all future payments in the Specified Currency and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Senior Trustee, but written notice by any such revocation must be received by such Trustee on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be. If this Note is to be held in the name of a broker or nominee the Holder should contact such broker or nominee to determine whether and how an election to receive payments in the Specified Currency may be made.

                 If this Note is a Book-Entry Note as specified above, while this Note is represented by one or more Book-Entry Notes registered in the name of the Depositary or its nominee, the Company will cause payments of principal of, premium, if any, and interest on such Book-Entry Notes to be made to the Depositary or its nominee, as the case may be, by wire transfer to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by, the Depositary or its nominee, and otherwise in accordance with such agreements, regulations and procedures. If this Note is a Book-Entry Note as specified above, the following legend is applicable except as specified on the reverse hereof: THIS NOTE MAY NOT BE

TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.

                 If this Note is a certificated Note as specified above, payments of interest, if any, on this Note on any Interest Payment Date other than at Stated Maturity Date will be made by check mailed to the address of the Holder entitled thereto as such address appears in the Security Register of the Company. Notwithstanding the foregoing, a Holder of $10,000,000 (or, if the Specified Currency is other than United States dollars, the equivalent thereof in such Specified Currency) or more in aggregate principal amount of certificated Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments, if any, on any Interest Payment Date other than at Stated Maturity by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to such Interest Payment Date.

                 If the Specified Currency specified above is other than United States dollars, payments of the principal of, and premium, if any, and/or interest, if any, on this Note which are to be made in United States dollars will be made in the manner specified above with respect to Notes denominated in United States dollars. If the Specified Currency specified above is other than United States dollars, payments of interest, if any, on this Note which are to be made in the Specified Currency on an Interest Payment Date other than the Maturity Date will be made by check mailed to the address of the Holder of this Note as it appears in the Security Register, subject to the right to receive such interest payments by wire transfer of immediately available funds under the circumstances described above. If the Specified Currency specified above is other than United States dollars, payments of principal of, and premium, if any, and/or interest, if any, on this Note which are to be made in the Specified Currency on the Maturity Date will be made by wire transfer of immediately available funds to an account with a bank designated at least fifteen calendar days prior to the Maturity Date by the Holder of this Note, provided that such bank has appropriate facilities therefor and that this Note is presented and surrendered at the office or agency maintained by the Company for such purpose in the Borough of Manhattan, The City of New York in time for the Senior Trustee to make such payments in such funds in accordance with its normal procedures.

                 The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but not any tax, assessment or governmental charge imposed upon the Holder of this Note. If this Note is a certificated Note as specified above, payment of the principal, premium, if any, due on the Maturity Date in respect of this Note will be made in immediately available funds upon presentation and surrender of this Note at the principal corporate trust office of the Trustee in the Borough of Manhattan, The City of New York.

                 REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF OR THE ATTACHED ANNEX, IF ANY, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                 Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, or its successor as Trustee, or its Authenticating Agent, by manual signature of an authorized signatory, this Note will not be entitled to any benefit under the Senior Indenture or be valid or obligatory for any purpose.

                 IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:
                                                                CONSECO, INC.

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series of Securities
issued under the within-mentioned Senior Indenture.             By:______________________________________________
                                                                Its:_____________________________________________
LTCB TRUST COMPANY,
as Trustee


                                                                Attest:__________________________________________
By:____________________________________________                 Its:_____________________________________________
    Authorized Officer

                               [Reverse of Note]

                                 CONSECO, INC.

                       SENIOR MEDIUM-TERM NOTE, SERIES A


                 SECTION 1. General. This Note is one of a series of Securities of the Company issued under an Indenture, dated as of November 13, 1997, as amended from time to time (the "Senior Indenture"), between the Company and LTCB Trust Company, as trustee (the "Senior Trustee"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Senior Trustee and the Holders of the Notes and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the Securities designated on the face hereof. The Notes may bear different dates, mature at different times, bear interest at different rates, be subject to different redemption provisions, if any, may be subject to different sinking funds, if any, and may otherwise vary, all as provided in the Senior Indenture.

                 SECTION 2. Interest Rate Calculations; Payments. The interest rate borne by this Note will be determined as follows:

                 (i)      Unless it is specified on the face hereof that this
         Note is a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note" or has an Annex attached, or that "Other Provisions" apply, in each case relating to a different interest rate formula, this Note will be designated as a "Regular Floating Rate Note" and, except as described below or as specified on the face hereof, will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or
         (b) multiplied by the applicable Spread Multiplier, if any.
         Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate.

                 (ii) If it is specified on the face hereof that this Note is a "Floating Rate/Fixed Rate Note," then, except as described below or as specified on the face hereof, this Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note will be payable will be reset as of each Interest Reset Date; provided, however, that (y) the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate and (z) the interest rate in effect for the period commencing on the Fixed Rate Commencement Date to the Maturity Date shall be the Fixed Interest Rate, if such rate is specified on the face hereof or, if no such Fixed Interest Rate is specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date.

                 (iii) If it is specified on the face hereof that this Note is an "Inverse Floating Rate Note," then, except as described below or on the face hereof, this Note will bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any; provided, however, that, unless otherwise specified on the face hereof, the interest rate thereon will not be less than zero. Commencing on the Initial Interest Reset Date, the rate at which interest on such Inverse Floating Rate Note will be payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate.

         The "Spread" is the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to this Note. The "Spread Multiplier" is the percentage of the related Interest Rate Basis or Bases applicable to this Note by which such Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate on this Note. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

         Unless otherwise specified on the face hereof, the interest rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below. Except as specified on the face hereof, the interest rate in effect on each day will be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as hereinafter defined) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

         The rate of interest on this Note will be reset daily, weekly, monthly, quarterly, semiannually or annually or on such other specified basis (each, an "Interest Reset Period," the first day of each Interest Reset Period being an "Interest Reset Date"), as specified on the face hereof. Unless otherwise specified on the face hereof, the Interest Reset Dates will be, if this Note resets: (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (unless the Interest Rate Basis specified on the face hereof is Treasury Rate, which will reset the Tuesday of each week, except as described below); (iii) monthly, the third Wednesday of each month (unless the Interest Rate Basis specified on the face hereof is Eleventh District Cost of Funds Rate, which will reset on the first calendar day of the month); (iv) quarterly, the third Wednesday of March, June, September and December of each year; (v) semiannually, the third Wednesday of the two months specified on the face hereof; and (vi) annually, the third Wednesday of the month specified on the face hereof; provided however, that, if this Note is a Floating Rate/Fixed Rate Notes, the rate of interest hereon will not reset after the applicable Fixed Rate Commencement Date, as specified on the face hereof. If any Interest Reset Date for this Note would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis specified on the face hereof and such Business Day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day.

         The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date will be the rate determined by the Calculation Agent (as hereinafter defined) as of the applicable Interest Determination Date and calculated on or prior to the Calculation Date (as hereinafter defined), except with respect to LIBOR and the Eleventh District Cost of Funds Rate, which will be calculated on such Interest Determination Date. Unless otherwise specified on the face hereof, the "Interest Determination Date," if the Interest Rate Basis specified on the face hereof is CD Rate, CMT Rate, Commercial Paper Rate, Federal Funds Rate or Prime Rate, will be the second Business Day immediately preceding the applicable Interest Reset Date; the "Interest Determination Date," if the Interest Rate Basis specified on the face hereof is Eleventh District Cost of Funds Rate, will be the last working day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as hereinafter defined); and the "Interest Determination Date," if the Interest Rate Basis specified on the face hereof is LIBOR, will be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Designated LIBOR Currency is British pounds sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date. If the Interest Rate Basis specified on the face hereof is Treasury Rate, the "Interest Determination Date" will be the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as hereinafter defined) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the "Interest Determination Date" will be such preceding Friday; provided, further, that if the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day. If the interest rate specified on the face hereof is determined by reference to two or more Interest Rate Bases, the "Interest Determination Date" will be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date for this Note on which each Interest Rate Basis is determinable. Each Interest Rate Basis will be determined as of such date, and the applicable interest rate will take effect on the applicable Interest Reset Date.

         Notwithstanding the foregoing, this Note may also have either or both of the following, as specified on the face hereof: (i) a Maximum Interest Rate, or ceiling, that may accrue during any Interest Period and (ii) a Minimum Interest Rate, or floor, that may accrue during any Interest Period. In addition to any Maximum Interest Rate specified on the face hereof, the interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

         Except as set forth below, if the Specified Currency, if other than United States dollars, specified on the face hereof is not available for the required payment of principal, premium, if any, and/or interest, if any, in respect thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of this Note by making such payment in United States dollars on the basis of the Market Exchange Rate (as defined below), computed by the Exchange Rate Agent, on the second Business Day prior to such payment or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate, or as otherwise specified on the face hereof.

         If the Specified Currency specified on the face hereof is a composite currency that is not available for the required payment of principal, premium, if any, and/or interest, if any, in respect thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of this Note by making such payment in United States dollars on the basis of the equivalent of the composite currency in United States dollars. The component currencies of the composite currency for this purpose (the "Component Currencies") will be the currency amounts that were components of the composite currency as of the last day on which the composite currency was used. The equivalent of the composite currency in United States dollars shall be calculated by aggregating the United States dollar equivalents of the Component Currencies. The United States dollar equivalent of each of the Component Currencies will be determined by the Exchange Rate Agent on the basis of the Market Exchange Rate on the second Business Day prior to the required payment or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate for each such Component Currency, or as otherwise specified on the face hereof.

         If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of the currency as a Component Currency will be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies will be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

         The "Market Exchange Rate" for a Specified Currency other than United States dollars means the noon dollar buying rate in The City of New York for cable transfers for such Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York. Any payment made in United States dollars under the circumstances set forth above where the required payment is in a Specified Currency other than United States dollars will not constitute an Event of Default under the Senior Indenture with respect to this Note.

         All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder of this Note.

         Except as provided below or as specified on the face hereof, interest will be payable, if this Note resets: (i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified on the face hereof; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of the two months of each year specified on the face hereof; and (iv) annually, on the third Wednesday of the month of each year specified on the face hereof (each, an "Interest Payment Date" with respect to this Note) and, in each case, on the Maturity Date. If any Interest Payment Date other than the Maturity Date for this Note would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that if LIBOR is specified on the face hereof as an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of this Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day.

         All percentages resulting from any calculation on this Note will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards (e.g., 9.876545% (or
 .09876545) would be rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from such calculation on this Note will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign or composite currency, to the nearest unit (with one-half cent or unit being rounded upwards).

         Accrued interest on this Note is calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the applicable Interest Period. Unless otherwise specified on the face hereof, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, if the Interest Rate Basis specified on the face hereof is CD Rate, Commercial Paper Rate, Eleventh District Cost of Funds Rate, Federal Funds Rate, LIBOR or Prime Rate, or by the actual number of days in the year if the Interest Rate Basis specified on the face hereof is CMT Rate or Treasury Rate. Unless otherwise specified on the face hereof, the interest factor for this Note if the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the applicable Interest Rate Basis specified on the face hereof applied.

         Unless otherwise specified on the face hereof, the Senior Trustee will be the "Calculation Agent" with respect to this Note. Upon request of the Holder of this Note, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to such Floating Rate Note. Unless otherwise specified on the face hereof, the "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

         Unless otherwise specified on the face hereof, the Calculation Agent will determine each Interest Rate Basis in accordance with the following provisions.

         DETERMINATION OF CD RATE. Unless otherwise specified, if the Interest Rate Basis specified on the face hereof is the CD Rate, with respect to any Interest Determination Date (a "CD Rate Interest Determination Date"), such rate will equal the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)") under the heading "CDs (Secondary Market)," or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified on the face hereof as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money center banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified on the face hereof in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

         DETERMINATION OF CMT RATE. Unless otherwise specified, if the Interest Rate Basis specified on the face hereof is the CMT Rate, with respect to any Interest Determination Date (a "CMT Rate Interest Determination Date"), such rate will equal the rate displayed on the Designated CMT Telerate Page under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified on the face hereof, for the week or the month, as applicable, ended immediately preceding the week or the month, as applicable, in which the related CMT Rate Interest Determination Date falls. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers in The City of New York (which may include the Agents or their affiliates) (each, a "Reference Dealer") selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year.
If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

         "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified on the face hereof, the Designated CMT Telerate Page will be 7052 for the most recent week.

         "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified on the face hereof with respect to which the CMT Rate will be calculated or, if no such maturity is specified on the face hereof, 2 years.

         DETERMINATION OF COMMERCIAL PAPER RATE. Unless otherwise specified, if the Interest Rate Basis specified on the face hereof is Commercial Paper Rate, with respect to any Interest Determination Date (a "Commercial Paper Rate Interest Determination Date"), such rate will equal the Money Market Yield (as hereinafter defined) on such date of the rate for commercial paper having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "Commercial Paper-Nonfinancial". In the event that such rate is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be the Money Market Yield of the rate for commercial paper having the Index Maturity specified on the face hereof as published in Composite Quotations under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

         "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                                            D x 360
         Money Market Yield =           ---------------   X   100
                                         360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable Interest Reset Period.

         DETERMINATION OF ELEVENTH DISTRICT COST OF FUNDS RATE. Unless otherwise specified, if the Interest Rate Basis specified on the face hereof is Eleventh District Cost of Funds Rate, with respect to any Interest Determination Date (an "Eleventh District Cost of Funds Rate Interest Determination Date"), such rate will equal the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate on such Eleventh District Cost of Funds Rate Interest Determination Date will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date. If the FHLB of San Francisco fails to announce the Index on or prior to such Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

         DETERMINATION OF FEDERAL FUNDS RATE. Unless otherwise specified, if the Interest Rate Basis specified on the face hereof is Federal Funds Rate, with respect to any Interest Determination Date (a "Federal Funds Rate Interest Determination Date"), such rate will equal the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

         DETERMINATION OF LIBOR. Unless otherwise specified, if the Interest Rate Basis specified on the face hereof is LIBOR:

                   (i) With respect to any Interest Determination Date (a "LIBOR Interest Determination Date"), LIBOR will be either: (a) if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate will be used) for deposits in the Designated LIBOR Currency having the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, or
         (b) if "LIBOR Telerate" is specified on the face hereof or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified on the face hereof, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates so appear, or if no such rate so appears, as applicable, LIBOR on such LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

                  (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause
         (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks (which may include affiliates of the Agents) in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks (which may include affiliates of the Agents) in such Principal Financial Center selected by the Calculation Agent for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity specified on the face hereof and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

         "Designated LIBOR Currency" means the currency or composite currency specified on the face hereof as to which LIBOR will be calculated or, if no such currency or composite currency is specified on the face hereof, United States dollars.

         "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified on the face hereof, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency, or (b) if "LIBOR Telerate" is specified on the face hereof or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the display on the Dow Jones Telerate Service (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency.

         "Principal Financial Center" means (i) the capital city of the country issuing the Specified Currency (unless the Specified Currency is European Units ("ECU"), in which case it is also the display designated "ISDE" on the Reuter Monitor Money Rate Service or the ECU Banking Association) or (ii) the capital city of the country to which the Designated LIBOR Currency, if applicable, relates (or, in the case of ECU, Luxembourg), except, in each case, that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, Frankfurt, Amsterdam, Milan (solely in the case of clause (i) above) and Zurich, respectively.

         DETERMINATION OF PRIME RATE. Unless otherwise specified, if the Interest Rate Basis specified on the face hereof is Prime Rate, with respect to any Interest Determination Date (a "Prime Rate Interest Determination Date"), such rate will equal the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as hereinafter defined) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, then the Prime Rate will be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate

Interest Determination Date by four major money center banks (which may include affiliates of the Agents) in The City of New York selected by the Calculation Agent. If fewer than four such quotations are so provided, then the Prime Rate will be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations and by a reasonable number of substitute banks or trust companies (which may include affiliates of the Agents) to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

         "Reuters Screen USPRIME1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "USPRIME1" page (or such other page as may replace the USPRIME1 page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

         DETERMINATION OF TREASURY RATE. Unless otherwise specified, if the Interest Rate Basis specified on the face hereof is Treasury Rate, with respect to any Interest Determination Date (a "Treasury Rate Interest Determination Date"), such rate will equal the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof, as such rate is published in H.15(519) under the heading "Treasury Bills-auction average (investment)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the Auction of Treasury Bills having the Index Maturity specified on the face hereof are not reported as provided by 3:00 P.M., New York City time, on the related Calculation Date, or if no such Auction is held, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

                 SECTION 3. Redemption. This Note will be redeemable at the option of the Company prior to the Stated Maturity Date only if an Initial Redemption Date is specified on the face hereof. If so specified, this Note will be subject to redemption at the option of the Company on any date on and after the Initial Redemption Date in whole or from time to time in part in increments of $1,000 or the minimum denomination, if any, specified on the face hereof (provided that any remaining principal amount hereof will be at least $1,000 or such minimum denomination), at the Redemption Price specified on the face hereof, together with unpaid interest accrued hereon to the date of redemption, on written notice given to the Holder hereof not more than 60 nor less than 30 calendar days prior to the date of redemption and in accordance
with the provisions of the Senior Indenture.   In the event of redemption of
this Note in part only, this Note will be cancelled and a new Note or Notes representing the unredeemed portion hereof will be issued in the name of the Holder hereof.

                 SECTION 4.  Repayment.   This Note will be repayable by the
Company at the option of the Holder hereof prior to the Stated Maturity Date only if one or more Optional Repayment Dates are specified on the face hereof. If so specified, this Note will be subject to repayment at the option of the Holder hereof on any Optional Repayment Date in whole or from time to time in part in increments of $1,000 or such other minimum denomination specified on the face hereof (provided that any remaining principal amount hereof will be at least $1,000 or such other minimum denomination), at a repayment price equal to 100% of the unpaid principal amount, or such repayment pricespecified on the face hereof, to be repaid, together with unpaid interest accrued heron to but excluding the date of repayment. For this Note to be repaid, it must be received, together with the form thereon entitled "Option to Elect Repayment" duly completed, by the Senior Trustee at its office maintained for such purpose in the Borough of Manhattan, The City of New York, not more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of such repayment option by the Holder will be irrevocable.

         Only the Depositary may exercise the repayment option if this Note is a Book-Entry Note as specified on the face hereof. Accordingly, if the beneficial owner hereof, if this is a Book-Entry Note, desires to have all or any portion of the Book-Entry Note repaid they must instruct the participant through which they own their interest to direct the Depositary to exercise the repayment option on their behalf by delivering this Note and duly completed election form to the Senior Trustee as aforesaid. In order to ensure that this Note and election form are received by such Senior Trustee on a particular day, the beneficial owner hereof must so instruct the participant through which they own their interest before such participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, the beneficial owner hereof should consult the participants through which they own their interest for the respective deadlines for such participants. All instructions given to participants from beneficial owners of Book-Entry Notes relating to the option to elect repayment will be irrevocable. In addition, at the time such instructions are given, the beneficial owner of this Note shall cause the participant through which it owns its interest to transfer such beneficial owner's interest in the Book-Entry Note, on the Depositary's records, to the Senior Trustee.

                 SECTION 5. Sinking Fund. This Note is not subject to a sinking fund unless otherwise specified on the face hereof.

                 SECTION 6. Discount Notes. If the Issue Price of this Note (as specified on the face hereof) is less than 100% of the principal amount hereof (i.e. par) by more than a percentage equal to the product of 0.25% and the number of full years to the Stated Maturity Date (a "Discount Note"), the difference between the Issue Price of this Note and par is referred to herein as the "Discount." In the event of redemption, repayment or acceleration of maturity of this Note, the amount payable to the Holder hereof will be equal to the sum of (i) the Issue Price (increased by any accruals of Discount) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (ii) any unpaid interest accrued hereon to the date of such redemption, repayment or acceleration of maturity, as the case may be (the "Amortized Face Amount").

         Unless otherwise specified on the face hereof, for purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for this Note, such Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as hereinafter defined), corresponds to the shortest period between Interest Payment Dates for this Note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to this Note and an assumption that the maturity of this Note will not be accelerated. If the period from the date of issue to the initial Interest Payment Date for this Note (the "Initial Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence.

                 SECTION 7. Indexed Notes. If this Note is an Indexed Note as specified on the face hereof, the amount of principal, premium and/or interest payable in respect hereof will be determined with reference to the price or prices of specified commodities or stocks, to the exchange rate of one or more designated currencies (including a composite currency such as the ECU) relative to an indexed currency or to other items, in each case as specified on the face hereof. Holders of Indexed Notes may receive a principal payment on the Maturity Date that is greater than or less than the principal amount of such Indexed Notes depending upon the relative value on the Maturity Date of the specified indexed item. Information as to the method for determining the amount of principal, premium, if any, and/or interest, if any, payable in respect of Indexed Notes will be set forth on the Annex attached hereto, which will for all purposes have the same effect as if set forth at this place.

                 SECTION 8. Amortizing Notes. If this Note is an Amortizing Note as specified on the face hereof, unless otherwise specified on the face hereof, interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to this Note if it is an Amortizing Note will be applied first to interest due and payable hereon and then to the reduction of the unpaid principal amount hereof. Further information concerning additional terms and provisions of Amortizing Notes will be set forth on the Annex attached hereto, which Annex will for all purposes have the same effect as if set forth at this place.

                 SECTION 9. Events of Default. If any Event of Default with respect to Notes of this series will occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Senior Indenture; provided, however, that notwithstanding anything herein to the contrary, if this Note is a Discount Note, the amount so declared to be due and payable will be the Amortized Face Amount of this Note as of the date of such declaration as specified under
Section 6.

                 SECTION 10.  Modification or Waiver; Obligation of the Company
Absolute.   The Senior Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Senior Indenture at any time by the Company and the Senior Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Securities of each series to be affected. The Senior Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the outstanding Securities of each series, on behalf of the Holders of all Securities of such series, to waive, with respect to the Securities of such series, compliance by the Company with certain provisions of the Senior Indenture and certain past defaults under the Senior Indenture and their consequences. Any such consent or waiver by the Holder of this Note will be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                 No reference herein to the Senior Indenture and no provision of this Note or of the Senior Indenture will alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on this Note at the times, places and rates, herein prescribed.

                 SECTION 11. Discharge, Legal Defeasance and Covenant Defeasance. The Senior Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Events of Default upon compliance by the Company with certain conditions specified therein, which provisions apply to this Note.

                 SECTION 12. Authorized Denominations. Unless otherwise specified on the face hereof, the Notes of this series are issuable only in global or certificated registered form, without coupons, in denominations of $1,000 and integral multiples thereof. As provided in the Senior Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, Notes of this series are exchangeable for Notes of this series of like aggregate principal amount and like Stated Maturity and with like terms and conditions of a different authorized denomination, as requested by the Holder surrendering the same.

                 SECTION 13. Registration of Transfer. As provided in the Senior Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, the transfer of this Note is registerable in the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for that purpose duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar (which will initially be the Senior Trustee at its principal corporate trust office located in the Borough of Manhattan, The City of New York) duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series with like terms and conditions, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                 If this Note is a Book-Entry Note as specified on the face hereof, this Note is exchangeable for certificated Notes only upon the terms and conditions provided in the Senior Indenture. Except as provided in the Senior Indenture, owners of beneficial interests in this Book-Entry Note will not be entitled to receive physical delivery of Notes in certificated registered form and will not be considered the Holders thereof for any purpose under the Senior Indenture.

                 No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                 SECTION 14. Owners. Prior to due presentment of this Note for registration of transfer, the Company, the Senior Trustee and any agent of the Company or the Senior Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue and notwithstanding any notation of ownership or other writing hereon, and none of the Company, the Senior Trustee or any such agent will be affected by notice to the contrary.

                 SECTION 15. Governing Law. The Senior Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.

                 SECTION 16. Defined Terms. All terms used in this Note which are defined in the Senior Indenture will have the meanings assigned to them in the Senior Indenture unless otherwise defined herein; and all references in the Senior Indenture to "Security" or "Securities" will be deemed to include the Notes.

                           OPTION TO ELECT REPAYMENT


         [To be completed only if this Note is repayable at the option of the Holder and the Holder elects to exercise such rights]


                 The undersigned owner of this Note hereby irrevocably elects to have the Company repay the principal amount of this Note or portion hereof below designated at the applicable Optional Repayment Price indicated on the face hereof, plus accrued and unpaid interest to but excluding the date of repayment, if this Note is to be repaid pursuant to Section 4 of this Note. If a portion of this Note is not being repaid, specify the principal amount to be repaid and the denomination or denominations (which will be $1,000 or an integral multiple thereof) of the Note or Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any specification, one such Note will be issued for the portion not being repaid):


Dated:____________________________________________              _______________________________________________
                                                                Signature
                                                                Sign exactly as name appears on the front of this Note.

                                                                Indicate address where check is to be sent, if repaid:
Principal amount to be repaid if amount to be repaid
is less than the entire principal amount of this Note           _______________________________________________
(principal amount remaining must be an authorized
denomination)                                                   _______________________________________________

$________________________________________________

(which will be an integral multiple of $1,000)

Denomination or denominations of the Note or Notes to           SOCIAL SECURITY OR OTHER TAXPAYER ID NUMBER
be issued for the portion of this Note not being
repaid                                                          _______________________________________________

_________________________________________________

_________________________________________________

                                 ABBREVIATIONS


                 The following abbreviations, when used in the inscription on the face of this instrument, will be construed as though they were written out in full according to applicable laws or regulations:

                 TEN COM - as tenants in common
                 TEN ENT - as tenants by the entireties
                 JT TEN - as joint tenants with right of survivorship and not as tenants in common

                 UNIF GIFT MIN ACT                                     Custodian
                                                   ----------------------------------------------------
                                                   (Cust)                                       (Minor)

                                                            Under Uniform Gifts to Minors Act
                                                   ----------------------------------------------------
                                                                         (State)

                 Additional abbreviations may also be used though not in the above list.




                 FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

 ------------------------------
/                             /
------------------------------


-------------------------------------------------------------------------------
  PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE




_______________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing _______________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated: _______________________          _______________________________________
                                        Signature
                                        Sign exactly as name appears on the
                                        front of this Note [SIGNATURE MUST BE
                                        GUARANTEED by a member of a recognized
                                        Medallion Guarantee Program]


NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.